UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 6/5/2006

BJ Services Company

(Exact name of registrant as specified in its charter)

Commission File Number: 1-10570

DE	63-0084140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4601 Westway Park Blvd., Houston, TX 77041

(Address of principal executive offices, including zip code)

713-895-5624

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

In connection with the Registration Statement on Form S-3 (Registration No. 333-134724) filed by BJ Service Company (the “Company”) with the Securities and Exchange Commission covering debt securities issuable under an Indenture to be entered into between the Company and Wells Fargo Bank, N.A., the Company has entered into a Purchase Agreement, dated June 5, 2006 (the “Purchase Agreement”), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”). The Purchase Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and other commercial dealings in the ordinary course of business to the Company and its affiliates, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events

On June 5, 2006, the Company issued two press releases, the first announcing the Offering and the second announcing the pricing of the Offering. A copy of each such press release is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by this reference.

In addition, in connection with the Offering, the Company is filing certain exhibits as part of this Current Report on Form 8-K that are to be incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-134724).

In connection with its offering of debt securities, the Company provides the following updated information regarding other indebtedness and long-term commitments:

Other Indebtedness

In June 2004, the Company replaced its then existing credit facility with a revolving credit facility (the “Revolving Credit Facility”) that permits borrowings up to $400 million in principal amount. The Revolving Credit Facility includes a $50 million sublimit for the issuance of standby letters of credit and a $20 million sublimit for swingline loans. Swingline loans have short-term maturities. Any amounts outstanding under the Revolving Credit Facility become due and payable in June 2009. Interest on outstanding borrowings is charged based on prevailing market rates. The Company is charged various fees in connection with the Revolving Credit Facility, including a commitment fee based on the average daily unused portion of the commitment, totaling $0.3 million for the six months ended March 31, 2006. In addition, the Revolving Credit Facility charges a utilization fee on all outstanding loans and letters of credit when usage of the Revolving Credit Facility exceeds 33%, though there were no such charges in fiscal 2006 to date or in fiscal 2005. There were no outstanding borrowings under the Revolving Credit Facility at March 31, 2006.

The Revolving Credit Facility includes various customary covenants and other provisions, including the maintenance of certain profitability and solvency ratios, none of which materially restrict the Company’s activities. The Company is currently in compliance with all covenants imposed by the terms of the Revolving Credit Facility.

In addition to the Revolving Credit Facility, the Company had $44.3 million available in various unsecured, discretionary lines of credit at March 31, 2006, which expire at various dates within the next 12 months. There are no requirements for commitment fees or compensating balances in connection with these lines of credit, and interest on borrowings is based on prevailing market rates. There was $0.5 million and $3.4 million in outstanding borrowings under these lines of credit at March 31, 2006 and September 30, 2005, respectively. As of June 5, 2006, the Company borrowed $100 million, leaving $300 million of borrowing capacity under its Revolving Credit Facility

Management believes that cash flows from operations combined with cash and cash equivalents, the Revolving Credit Facility and other discretionary credit facilities provide the Company with sufficient capital resources and liquidity to manage its routine operations, meet debt service obligations, fund projected capital expenditures, pay a regular quarterly dividend and support the development of our short-term and long-term operating strategies. If the discretionary lines of credit are not renewed, or if borrowings under these lines of credit otherwise become unavailable, the Company expects to refinance this debt by arranging additional committed bank facilities or through other long-term borrowing alternatives.

At September 30, 2005, the Company had issued and outstanding $79.0 million of unsecured 7% Series B Notes due February 1, 2006, net of discount. The Company repaid this debt obligation with available cash on the maturity date, February 1, 2006.

Lease and Other Long-Term Commitments

In 1999, the Company contributed certain pumping service equipment to a limited partnership. The Company owns a 1% interest in the limited partnership. The equipment is used to provide services to the Company’s customers for which the Company pays a service fee over a period of at least six years, but not more than 13 years, at approximately $12 million annually. This is accounted for as an operating lease. The Company assessed the terms of this agreement and determined it was a variable interest entity as defined in FIN 46, Consolidation of Variable Interest Entities . However, the Company was not deemed to be the primary beneficiary, and therefore, consolidation was not required. The transaction resulted in a gain that is being deferred and amortized over 13 years. The balance of the deferred gain was $19.1 million and $22.1 million as of March 31, 2006 and September 30, 2005, respectively. The agreement permits substitution of equipment within the partnership as long as the implied fair value of the new property transferred in at the date of substitution equals or exceeds the implied fair value, as defined, of the current property in the partnership that is being replaced. In September 2010, the Company has the option, but not the obligation, to purchase the pumping service equipment for approximately $32 million. The Company currently has the intent to exercise this option.

In 1997, the Company contributed certain pumping service equipment to a limited partnership. The Company owns a 1% interest in the limited partnership. The equipment is used to provide services to the Company’s customers for which the Company pays a service fee over a period of at least eight years, but not more than 13 years, at approximately $10 million annually. This is accounted for as an operating lease. The Company assessed the terms of this agreement and determined it was a variable interest entity as defined in FIN 46, Consolidation of Variable Interest Entities . However, the Company was not deemed to be the primary beneficiary, and therefore, consolidation was not required. The transaction resulted in a gain that is being deferred and amortized over 12 years. The balance of the deferred gain was $0.1 million and $0.3 million as of March 31, 2006 and September 30, 2005, respectively. The agreement permits substitution of equipment within the partnership as long as the implied fair value of the new property transferred in at the date of substitution equals or exceeds the implied fair value, as defined, of the current property in the partnership that is being replaced. In June 2009, the Company has the option, but not the obligation, to purchase the pumping service equipment for approximately $27 million. The Company currently has the intent to exercise this option.

The option price for the Company to purchase the equipment under the partnerships depends in part on the fair market value of the equipment held by the partnership at the time the option is exercised as well as other factors specified in the agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibits

1.1	Purchase Agreement, dated June 5, 2006, by and among BJ Services Company, and. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., including term sheets.

99.1	Press release dated June 5, 2006.

99.2	Press release dated June 5, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ Services Company

Date: June 7, 2006	By:	/s/ Jeffrey E. Smith
Jeffrey E. Smith Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibits

1.1	Purchase Agreement, dated June 5, 2006, by and among BJ Services Company, and. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., including term sheets.

99.1	Press release dated June 5, 2006.

99.2	Press release dated June 5, 2006.